Exhibit 99.1

Blueprint Medicines Announces Proposed Public Offering of Shares of Common Stock

CAMBRIDGE, Mass., December 11, 2017 — Blueprint Medicines Corporation (NASDAQ: BPMC), a leader in discovering and developing targeted kinase medicines for patients with genomically defined diseases, today announced that it has commenced an underwritten public offering of $275,000,000 in shares of its common stock. In addition, Blueprint Medicines expects to grant the underwriters a 30-day option to purchase up to an additional $41,250,000 in shares of its common stock in connection with the public offering. All shares of common stock will be offered by Blueprint Medicines.

Blueprint Medicines expects to use the net proceeds of the offering to fund clinical trials for avapritinib (formerly known as BLU-285) in gastrointestinal stromal tumors and systemic mastocytosis, to fund clinical trials for BLU-554 in hepatocellular carcinoma, to fund clinical trials for BLU-667 in RET-driven cancers, which may include the completion of its current Phase 1 clinical trial for BLU-667 in RET-altered non-small cell lung cancer, medullary thyroid cancer and other advanced solid tumors, to fund IND-enabling studies and Phase 1 clinical trials for BLU-782 in fibrodysplasia ossifcans progressiva, including manufacturing costs, and the balance, if any, to fund working capital and other general corporate purposes. For both avapritinib and BLU-554, the clinical trials may include registration-enabling clinical trials and indication expansion trials. For avapritinib, BLU-554 and BLU-667, the clinical trials may include the development of companion diagnostic tests and manufacturing costs.

Goldman Sachs & Co. LLC, Morgan Stanley and Cowen are acting as joint book-running managers for the offering. Canaccord Genuity is acting as co-manager for the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

A registration statement on Form S-3 (File No. 333-216573) relating to these securities has been previously filed with the Securities and Exchange Commission (SEC) and has become effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering will be made only by means of a prospectus. A copy of the prospectus supplement relating to the offering will be filed with the SEC and may be obtained, when available, from Goldman Sachs & Co. LLC by mail at 200 West Street, New York, NY 10282, Attention: Prospectus Department, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com, from Morgan Stanley & Co. LLC at 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Morgan Stanley Prospectus Department and from Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, by telephone at (631) 274-2806, or by fax at (631) 254-7140.

About Blueprint Medicines

Blueprint Medicines is developing a new generation of targeted and potent kinase medicines to improve the lives of patients with genomically defined diseases. Its approach is rooted in a deep understanding of the genetic blueprint of cancer and other diseases driven by the abnormal activation of kinases. Blueprint Medicines is advancing four programs in clinical development for subsets of patients with gastrointestinal stromal tumors, hepatocellular carcinoma, systemic mastocytosis, non-small cell lung cancer, medullary thyroid cancer and other advanced solid tumors, as well as multiple programs in research and preclinical development.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding Blueprint Medicines’ anticipated public offering; future expectations, plans and prospects for Blueprint Medicines and the timing of these events; and Blueprint Medicines’ strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Blueprint Medicines’ Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017, as filed with the SEC on October 31, 2017, the prospectus supplement related to the public offering and other filings that Blueprint Medicines may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Media and Investor Relations Contacts

Kristin Hodous

617 714 6674

khodous@blueprintmedicines.com

Jim Baker

617 844 8236

jbaker@blueprintmedicines.com